Exhibit 10.2

EXECUTION VERSION

EIGHTH AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of May 27, 2015, is entered into among COOPER RECEIVABLES LLC (the “Seller”), COOPER TIRE & RUBBER COMPANY (the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator, as LC Participant, as LC Bank, as a Related Committed Purchaser and as Purchaser Agent.

RECITALS

1. The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”);

2. Concurrently herewith, the Seller, the Servicer and the Administrator are entering into that certain Amended and Restated Fee Letter (the “Fee Letter”), dated as of the date hereof; and

3. The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) Clause (a) of Section 1.2 to the Agreement is replaced in its entirety with the following:

(a) Each Funded Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 not later than (i) 2:00 p.m. New York City Time on the date that is two Business Days prior to the requested Purchase Date or (ii) solely in the case of a Funded Purchase in an amount less than or equal to $25,000,000, 12:00 p.m. New York City Time on the requested Purchase Date, in either case, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

(b) The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetic order:

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Covered Entity” shall mean (a) each of Seller, Servicer, each Originator and each of Cooper Tire’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(c) The defined term “BBA” and the definition thereof set forth in Exhibit I to the Agreement are hereby deleted in their entirety.

(d) The definition of “Canadian Currency Volatility Reserve” set forth in Exhibit I to the Agreement is amended by deleting the percentage “12.65%” where it appears therein and substituting the percentage “8.50%” therefor.

(e) Clause (a) of the definition of “Concentration Reserve” set forth in Exhibit I to the Agreement is amended by deleting the term “LC Participation Amount” and substituting “Adjusted LC Participation Amount” therefor.

(f) The definition of “Commitment” set forth in Exhibit I to the Agreement is amended by deleting the phrase “as set forth below its signature to this Agreement” where it appears therein and substituting the phrase “as set forth on Schedule V to this Agreement” therefor.

(g) Clause (a) of the definition of “Dilution Reserve” set forth in Exhibit I to the Agreement is amended by deleting the term “LC Participation Amount” and substituting “Adjusted LC Participation Amount” therefor.

(h) The definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is amended by (i) replacing clause (a)(iii) thereof in its entirety with “(iii) is neither an Affiliate of Cooper Tire or any Affiliate of Cooper Tire nor a Sanctioned Person” and (ii) deleting the phrase “180 days” where it appears in clause (c) thereof and substituting the phrase “360 days” therefor.

(i) Clause (iv) of the definition of “Excess Concentration” set forth in Exhibit I to the Agreement is amended by replacing the phrase “181 days” where it appears therein and substituting the phrase “361 days” therefor.

(j) The definition of “Euro-Rate” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Euro-Rate” means with respect to any Yield Period, (a) the greater of 0.00% and (b) the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Yield Rate and based upon the Euro-Rate during such

Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate =	Average of London interbank offered rates as shown on Dow Jones Markets Service or appropriate successor
1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

(k) The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is amended by (i) deleting the date “June 30, 2015” where it appears in clause (a) thereof and substituting the date “May 27, 2018” therefor and (ii) deleting clause (d) thereof in its entirety and substituting “(d) [Reserved],” therefor.

(l) The definition of “Group Commitment” set forth in Exhibit I to the Agreement is amended by deleting the phrase “which amount is set forth on the signature pages hereto” where it appears therein and substituting the phrase “which amount is set forth on Schedule V to this Agreement” therefor.

(m) Clause (a) of the definition of “Loss Reserve” set forth in Exhibit I to the Agreement is amended by deleting the term “LC Participation Amount” and substituting “Adjusted LC Participation Amount” therefor.

(n) The definition of “Loss Reserve Percentage” set forth in Exhibit I to the Agreement is restated as follows:

“Loss Reserve Percentage” means, on any date, an amount equal to (a) the product of (i) 2.5 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, multiplied by (ii) the sum of (A) the aggregate credit sales made by all Originators during the four most recent calendar months and (B) on any day that Days’ Sales Outstanding is greater than 30.0, the product of (1) (x) Days’ Sales Outstanding on such date minus 30.0, divided by (y) 30.0, multiplied by (2) the aggregate credit sales made by all Originators during the fifth most recent calendar month, divided by (b) an amount equal to the Net Receivables Pool Balance as determined without giving effect to clause (i) of the definition of Excess Concentration.

(o) The definition of “LMIR” set forth in Exhibit I to the Agreement is amended by adding the phrase “the greater of (a) 0.00% and (b)” immediately after the phrase “during any Yield Period,” where it appears therein.

(p) Clause (a) of the definition of “Minimum Dilution Reserve” set forth in Exhibit I to the Agreement is amended by deleting the term “LC Participation Amount” and substituting “Adjusted LC Participation Amount” therefor.

(q) The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is amended by deleting the amount “$175,000,000” where it appears therein and substituting the amount “$150,000,000” therefor.

(r) The definition of “Settlement Date” set forth in Exhibit I to the Agreement is amended by deleting the phrase “18th day” where it appears therein and substituting the phrase “25th day” therefor.

(s) The definition of “Yield Period” set forth in Exhibit I to the Agreement is restated as follows:

“Yield Period” means, with respect to any Portion of Capital, (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (and including) the last day of the calendar month of such purchase or funding, and (ii) thereafter, each calendar month; provided, that in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

(t) Clause (a) of the definition of “Yield Reserve” set forth in Exhibit I to the Agreement is amended by deleting the term “LC Participation Amount” and substituting “Adjusted LC Participation Amount” therefor.

(u) Section 1(l) of Exhibit III to the Agreement is replaced in its entirety with the following:

(l) Investment Company Act; Not a Covered Fund. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that the Seller is not a “covered fund” under the Volcker Rule, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended.

(v) Section 1 of Exhibit III to the Agreement is amended by adding thereto the following new clause (m) immediately after the existing clause (l) thereof:

(m) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(w) Section 2 of Exhibit III to the Agreement is amended by adding thereto the following new clause (j) immediately after the existing clause (i) thereof:

(j) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(x) Section 1 of Exhibit IV to the Agreement is amended by adding thereto the following new clause (r) immediately after the existing clause (q) thereof:

(r) Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Purchase will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(y) Section 2 of Exhibit IV to the Agreement is amended by adding thereto the following new clause (l) immediately after the existing clause (k) thereof:

(l) Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each Purchase will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(z) Section (g) of Exhibit V to the Agreement is replaced in its entirety with the following:

(g) (i) the (A) Default Ratio shall exceed 2.0%, (B) Delinquency Ratio shall exceed 4.5%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.5%, (B) the Delinquency Ratio shall exceed 3.5%, or (C) the Dilution Ratio shall exceed 10.0% or (iii) Days’ Sales Outstanding exceeds 68 days;

(aa) Schedule V attached hereto is added to the Agreement as Schedule V thereto.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator, each Purchaser and the Purchaser Agent as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Termination Event. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this

Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of the following:

(a) counterparts of this Amendment, duly executed by each of the parties hereto;

(b) counterparts of the Fee Letter, duly executed by each of the parties thereto;

(c) confirmation that the “Structuring Fee” payable pursuant to the Fee Letter has been paid in full in accordance with the terms of the Fee Letter; and

(d) certificates of the Secretary or Assistant Secretary of the Seller and the Servicer certifying as to: (i) its articles of incorporation, limited liability company agreement, operating agreement or similar organizational documents, as applicable; and (ii) the names and true signatures of its officers who are authorized to sign this Amendment and the other Transaction Documents to which it is a party.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an originally executed counterpart hereof.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 8. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 9. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COOPER RECEIVABLES LLC, as Seller

By:	/s/ Thomas N. Lause
Name:	Thomas N. Lause
Title:	President and Treasurer

COOPER TIRE & RUBBER COMPANY, as Servicer

By:	/s/ Ginger M. Jones
Name:	Ginger M. Jones
Title:	Vice President and Chief Financial Officer

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PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Robyn Reeher
Name:	Robyn Reeher
Title:	Vice President

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SCHEDULE V

PURCHASER GROUPS AND MAXIMUM COMMITMENTS

Purchaser Group of PNC Bank, National Association

Party	Capacity	Maximum Commitment	Pro Rata Share
PNC Bank, National Association	Related Committed Purchaser	$150,000,000	N/A
PNC Bank, National Association	LC Participant and LC Bank	$150,000,000	100%
PNC Bank, National Association	Purchaser Agent	N/A	N/A

Sch. V-1